Exhibit 10.1

OccuLogix, Inc. (d/b/a TearLab Corporation)
11025 Roselle St., Suite 100
San Diego, CA 92121

November 3, 2009
Greybrook Capital Inc.
5090 Explorer Drive, Suite 203
Mississauga, ON  L4W 4T9

Ladies and Gentlemen:

Re:  Advisory Agreement

1.  Agreement.  This letter agreement (this “Agreement”) confirms that OccuLogix, Inc. (the “Company”), a Delaware corporation, has engaged Greybrook Capital Inc. (“Greybrook”), an Ontario corporation, on a non-exclusive basis to act as its business advisor as of the date first written above (the “Effective Date”).  Greybrook has rendered, and shall continue to render, corporate finance advisory services to the Company and, for that purpose, shall make available to the Company the services of certain of its employees or third party contractors and/or those of one or more of its affiliates (collectively, the “Greybrook Service Providers”) to advise the Company with respect to corporate finance matters, within the scope and to the extent mutually agreed upon by the parties hereto from time to time.  Such services are referred to hereinafter as the “Services”.  The Services include providing advice with respect to the development and implementation of financing strategies, providing advice with respect to the structuring and implementation of financing transactions, rendering assistance in the Company’s evaluation of strategic opportunities such as possible acquisitions, performing certain investor relations functions and such other advisory services as may be agreed to by the parties hereto from time to time.  The Services have not heretofore included, and under no circumstances will the Services include, the provision of financial intermediary services of a non-advisory nature that are customarily provided by broker-dealers.  To the extent that the Company shall engage Greybrook to provide such services, the terms and conditions of any such engagement shall be set forth in a separate, legally binding agreement.  For greater certainty, nothing in this Agreement shall be construed as obligating the Company to engage Greybrook to provide such services or as obligating Greybrook to accept any such engagement.

2.  Fees and Expenses.

(a) Advisory Fee.  Within 90 days of the Effective Date and again on or before the first anniversary of the Effective Date, the Company shall pay or deliver to Greybrook (as applicable) the Advisory Fee.  The Advisory Fee shall consist (in Greybook’s sole discretion) of (i) U.S.$100,000 in cash or (ii) shares of the Company’s common stock (“Common Shares”) equal to the quotient of (A) US$100,000 and (B) the volume weighted average per share trading price of the Company’s common stock on the NASDAQ Capital Market (“NASDAQ”) (or, if the Company’s common stock is no longer listed on NASDAQ, such other exchange on which the Company’s common stock is then listed or quoted) for the ten-day trading period immediately preceding the date of issuance.

(b) Registration Rights.

(i)  Registration Statement.  At any time after the delivery of Common Shares pursuant to Section 2(a) hereof, within 30 days of delivery of a written request by Greybrook, the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) covering the resale of all Common Shares issued to Greybrook in payment of the Advisory Fee (the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415, promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register the Registrable Securities for resale on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that allows the Company to incorporate by reference its periodic filings required under the Exchange Act).  The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act (including, without limitation, by preparing and filing with the SEC any necessary or advisable post-effective amendments) until the earlier of (A) the date that all of the Registrable Securities covered by the Registration Statement have been sold or otherwise disposed of by Greybrook to a non-affiliate of Greybrook and (B) the date that is 180 days after the effective date of the Registration Statement (subject to extension for each day that the distribution of Registrable Securities covered by the Registration Statement has been suspended in accordance herewith); provided that, upon notification by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of the Registration Statement within five trading days following receipt of such notice.  For greater certainty, the Registrable Securities shall include any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Common Shares issued to Greybrook in payment of the Advisory Fee.  In connection with the offer and sale of the Registrable Securities, the parties hereto shall comply, in all material respects, with the provisions of the Securities Act and the Exchange Act, and all applicable rules and regulations of the SEC promulgated thereunder, and Greybrook agrees to provide all such information and materials and take all such actions as may be required in order to permit the Company to comply therewith and obtain any desired acceleration of the effective date of the Registration Statement.

(ii)  Stock Exchange Listings.  If any portion of the Advisory Fee consists of Common Shares, the Company shall prepare and file with each of NASDAQ and the Toronto Stock Exchange (the “TSX”) a listing application covering such shares and take all steps necessary to cause such shares to be approved for listing on each of NASDAQ and the TSX as soon as possible thereafter.

 (iii)  Registration Expenses.  The Company shall pay all fees and expenses incident to the performance of its obligations under this Section 2(b), including, without limitation, (a) all registration and filing fees and expenses and listing fees (including, without limitation, those related to filings with the SEC, NASDAQ or the TSX and in connection with applicable state securities laws), (b) printing expenses, (c) messenger, telephone and delivery expenses and (d) fees and disbursements of the Company’s counsel, but excluding any underwriting, placement agent, broker or similar fees.

(iv) Registration Restrictions.

(A)  If the Company receives a registration request at a time when the Company (1) shall have filed, or has a bona fide intention to file, a registration statement with respect to a proposed public offering of equity or equity-linked securities, (2) has commenced, or has a bona fide intention to commence, a public offering of equity or equity-linked securities pursuant to an existing effective shelf or other registration statement or (3) has commenced, or has a bona fide intention to commence, a private placement of equity or equity-linked securities, then the Company shall be entitled to suspend, until the later of (x) the consummation or abandonment of such transaction and (y) the expiration of any “lock-up,” market stand-off or similar agreement applicable to such transaction, the filing of any Registration Statement.

(B)  The Company shall not be required to file a Registration Statement or to cause a Registration Statement to be declared effective and may suspend any distribution of Registrable Securities pursuant to any effective Registration Statement (1) during any period during which persons are generally restricted from trading in Common Shares pursuant to the Company’s then-applicable insider trading policy or (2) if the Company shall have determined in good faith that because of valid business reasons, including plans for a financing, an acquisition or other proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to delay such effectiveness or suspend such use.  Prior to such delay or suspension with respect to clause (2) above, the Company shall provide Greybrook with notice of such delay or suspension, which notice need not specify the nature of the event giving rise to such suspension (and, upon receipt of such notice, Greybrook agrees not to sell any Registrable Securities pursuant to a Registration Statement until it is advised in writing that the applicable prospectus may be used, which notice the Company agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension).  Greybrook shall keep confidential any communications received by it from the Company regarding the suspension of the use of any prospectus (including, without limitation, the fact of the suspension), except as required by applicable law.  The Company may delay the effectiveness of any Registration Statement pursuant to clause (2) above for up to 90 days and may suspend any distribution of Registrable Securities pursuant to clause (2) above for up to 60 days in any one time; provided that such right to delay the effectiveness of or suspend a Registration Statement shall be exercised by the Company not more than twice or for more than 120 days in the aggregate in any 12-month period.

(C) In no event shall the Company be required to cause to become effective more than two Registration Statements pursuant to this Section 2.  If on the date that Greybrook submits a registration request, the Company determines that the expenses payable by the Company in connection therewith would exceed an amount equal to the product of (1) the number of outstanding Registrable Securities and (2) the last sale price of the Company’s common stock on NASDAQ (or such other exchange or market on which the Company’s shares of Common Stock then trade) on such date (such price, the “Call Option Price”), then the Company may, at its option, elect to purchase such Registrable Securities, and Greybrook shall sell such securities to the Company, at a per share price equal to the Call Option Price.

(v)  Termination. This Section 2 shall be terminated and be of no further force and effect on the earliest of (A) the date on which all the Registrable Securities issued or issuable to Greybrook have been sold or otherwise disposed of to a non-affiliate of Greybrook, (B) the date on which all the Registrable Securities issued or issuable to Greybrook are saleable under Rule 144 promulgated under the Securities Act without being subject to any restrictions imposed thereunder as a result of the affiliate relationship between the Company and Greybrook (including, without limitation, volume restrictions) and (C) the second anniversary of the Effective Date (subject to extension for each day that the filing of a Registration Statement has been delayed in accordance herewith or the distribution of Registrable Securities covered by the Registration Statement has been suspended in accordance herewith).

(e)  Expenses.

(i) Out-of-pocket Expenses.  The Company shall reimburse Greybrook, promptly upon request, for all documented out-of-pocket expenses reasonably incurred by Greybrook in connection with the provision of the Services, including, without limitation, out-of-pocket expenses incurred by the Greybrook Service Providers to attend meetings of the Company’s board of directors or any committee thereof at the Company’s request, such expenses not to exceed $5,000 without the prior written consent of the Company.

(ii) Legal and Other Professional Fees and Expenses.  Without limiting the generality of Section 2(e)(i) (and without duplication thereof), the Company shall reimburse Greybrook, upon request, for the reasonable fees and disbursements of outside legal counsel, accountants, consultants and other advisors that Greybrook may retain from time to time, as it deems necessary or appropriate, to enable it to render the Services, such expenses not to exceed $10,000 without the prior written consent of the Company.

3.  Payments.  All cash fees that are payable from time to time pursuant to this Agreement and all other amounts payable hereunder in cash, including, without limitation, expenses payable pursuant to Section 2(e), shall be paid by wire transfer of immediately available funds to Greybrook or, at Greybrook’s written direction, to one or more of its designees and, in consideration of the Services heretofore provided by Greybrook to the Company, the first Advisory Fee shall be paid irrespective of the quality of the Services or the timeliness of their delivery.

4.  Term.  The Company shall have the right to terminate the engagement of Greybrook at any time upon ten days’ prior written notice, subject to the Company’s obligation to (a) pay the Advisory Fee or deliver Common Shares in respect thereof as provided in Section 2(a) of this Agreement and (b) reimburse Greybrook for all out of-pocket-expenses incurred prior to the date of such notice.  For clarity, the parties hereto hereby acknowledge and agree that, notwithstanding any termination of this Agreement by the Company pursuant to this Section 4 prior to the first anniversary of the Effective Date, the Advisory Fee that is payable on or prior to the first anniversary of the Effective Date pursuant to Section 2(a) of this Agreement shall remain payable and the payment thereof shall remain an obligation of the Company until fulfilled in accordance with this Agreement.  This Section 4 and Sections 6 though 12 of this Agreement shall survive the termination of this Agreement.  Unless the parties agree in writing to extend the term of this Agreement, this Agreement shall automatically terminate as of 5:00 p.m. Pacific Time as of the day immediately prior to the second anniversary of the Effective Date.

5.  Accuracy of Information.  In providing the Services, Greybrook will rely on information prepared and provided by the Company and other sources approved by the Company’s management.  In all circumstances, Greybrook shall be entitled to rely on, and assumes no obligation to verify, the accuracy or completeness of such information and, under no circumstances, will be liable to the Company or its securityholders for any damages arising out of the inaccuracy of, or omission from, any such information (except to the extent arising out of any inaccuracy or omission in reliance upon and in conformity with information provided by Greybrook).  In addition, the Company represents and warrants to Greybrook that all information and documentation relating to the Company that will be provided to Greybrook in connection with its engagement hereunder shall be accurate and complete in all material respects and will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

6.  Indemnity.  The Company hereby agrees to, and it shall, indemnify and hold harmless Greybrook and its affiliates and shareholders and their respective directors, officers, employees, partners, agents, representatives and advisors in accordance with Schedule “A” hereto, which Schedule forms an integral part of this Agreement and the consideration for which is the entering into of this Agreement by Greybrook.  Such indemnity (the “Indemnity”) is in addition to, and not in substitution for, any liability that the Company or any other person may owe, apart from the Indemnity, to Greybrook or to the other persons indemnified pursuant to the Indemnity.  The Indemnity will apply to all of the Services.

7.  Limitation of Liability.  Under no circumstances, will either party hereto be liable to the other party hereto for, or in respect of, any indirect, special, incidental or consequential damages (including, without limitation, lost profits or savings), regardless of whether such damages were foreseeable.

8.  Greybrook as Independent Contractor.  Greybrook and the Company hereby acknowledge and agree that Greybrook shall perform the Services as an independent contractor and will retain control over, and full responsibility for, its own operations and personnel, including, without limitation, the Greybrook Service Providers.  None of the Greybrook Services Providers shall be considered employees or agents of the Company as a result of this Agreement.  In addition, nothing in this Agreement shall be construed as creating an agency, partnership or joint venture relationship between the parties hereto.  Neither party hereto shall have the power or authority to bind the other party hereto in any manner whatsoever, and neither party hereto shall hold itself out as having such power or authority.

9.  Acknowledgements.  The Company hereby acknowledges and agrees that (a) no provision of this Agreement (i) shall be construed so as to prohibit or restrict the ability of any of Greybrook, its affiliates or shareholders or any of their respective shareholders, directors, officers, employees and partners (collectively, the “Greybrook Group Members” and, individually, a “Greybrook Group Member”) from having business interests and engaging in business activities or transactions that do not relate to, or involve, the Company (the “Greybrook Group’s Deals”), notwithstanding the fact that some of the Greybrook Group’s Deals may be competitive with the business of the Company or otherwise contrary to the Company’s interests; (ii) shall give the Company any right, title or interest in or to any of the Greybrook Group’s Deals, including, without limitation, any income or proceeds earned or derived therefrom; (iii) give rise to any obligation on the part of any Greybrook Group Member to present any particular investment or business opportunity to the Company even if such opportunity is of a kind or nature which the Company reasonably would consider undertaking for itself; (iv) shall be construed as prohibiting or restricting the ability of any Greybrook Group Member to exploit any such opportunity for himself, herself or itself, or for or on behalf of another person, or to recommend any such opportunity to other persons; and (b) each Greybrook Group Member, on his, her or its own behalf, may enter into contracts or other business arrangements with the Company and/or its affiliates at any time and from time to time, provided that such contracts or other business arrangements are pre-approved by the Company’s board of directors.  The Company hereby waives, to the fullest extent permitted by applicable law, any claims and rights that the Company, but for this Section 9, may otherwise have against any of the Greybrook Group Members in connection with the matters described in this Section 9.

10.  Governing Law and Attornment.  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.  The parties hereto hereby attorn to the non-exclusive jurisdiction of the courts located in the Province of Ontario.

11.  Confidentiality.  Greybrook, on behalf of itself, the Greybrook Service Providers and their respective employees and agents, agrees to maintain the confidentiality of all information provided to it by the Company regarding the Company and shall not disclose any such information to any person other than employees and agents of Greybrook (who shall be subject to comparable confidentiality obligations) without the prior consent of the Company.  The obligations regarding confidentiality of information received hereunder shall not apply to any such information which: (a) is or becomes part of the public domain, prior to or after the time of the maintenance of the confidentiality of such information, or is or becomes publicly available without breach hereof by Greybrook or any of the Greybrook Service Providers or their respective employees and agents; (b) is lawfully acquired by Greybrook from a source not under obligation to the Company regarding disclosure of such information; (c) is developed by or on behalf of Greybrook without reference to or reliance upon Company confidential information; (d) was in Greybrook’s possession before receipt from the Company without Greybrook’s being bound by a confidentiality agreement or to be otherwise prohibited from transmitting or disclosing the information by a confidential, legal or fiduciary obligation with respect to such information; or (e) the Company excepts from these confidentiality obligations in writing. Greybrook shall be liable for any breach of this Section 11 by any Greybrook Service Provider or any employee or agent of Greybrook or a Greybrook Service Provider.

12.  Other Matters.  This Agreement may not be amended or otherwise modified except by a written instrument, signed by the parties hereto. If any provision hereof is determined to be invalid or unenforceable, such determination shall not affect any other provision of this Agreement, each of which shall remain in full force and effect.  This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same agreement.  The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

If the foregoing correctly sets forth the mutual understanding of Greybrook and the Company, please indicate so by signing below and returning an executed copy of this Agreement to Greybrook.

Yours very truly,

GREYBROOK CAPITAL INC.

Name:	Alan Peck
Title:	Chief Financial Officer

The foregoing is in accordance with the Company’s understanding of the subject matter in question and is agreed to by the Company as of the Effective Date.

OCCULOGIX, INC.

Name:	William G. Dumencu
Title:	CFO & Treasurer

SCHEDULE “A”

INDEMNITY

In consideration of Greybrook Capital Inc. (“Greybrook”) entering into the letter agreement to which this Schedule “A” is attached (the “Agreement”), OccuLogix, Inc. (the “Company”) hereby agrees to, and it shall, indemnify Greybrook and its affiliates and shareholders and their respective directors, officers, employees, partners, agents, representatives and advisors (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party”) from and against any and all losses, damages, liabilities or expenses of whatsoever nature or kind (subject to Section 7 of the Agreement) (collectively, the “Losses”), including the aggregate amount paid in reasonable settlement of any actions, suits proceedings, investigations or claims that may be made or threatened against any Indemnified Party or to which an Indemnified Party may become subject or otherwise involved in any capacity (collectively, the “Claims” and, individually, a “Claim”), together with reasonable fees, disbursements and taxes of their counsel in connection with any such Claim, insofar as the Losses relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the Services (as such term is defined in the Agreement) and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim and/or in connection with enforcing this indemnity.

In the event and to the extent that a court of competent jurisdiction, in a final judgment that has become non-appealable, determines that an Indemnified Party was grossly negligent or guilty of willful misconduct in connection with a Claim in respect of which the Company has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party will reimburse such funds to the Company and thereafter this indemnity will not apply to such Indemnified Party in respect of such Claim.  The Company hereby agrees to, and it shall, waive any right it might have of first requiring the Indemnified Party to proceed against, or enforce, any other right, power, remedy, security or claim payment from any other person before claiming under this indemnity.

In case any action, suit, proceeding or claim is brought against any Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Company, the Indemnified Party will give the Company prompt written notice of any such action, suit, proceeding, claim or investigation and the Company will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel reasonably acceptable to the Indemnified Parties affected and the payment of all expenses.  Failure by the Indemnified Party to so notify will not relieve the Company of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Company of substantive rights or defences.

No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim or investigation will be made without the Company’s consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld, delayed or conditioned.  The Company shall not be required to indemnify any Indemnified Party for any amount paid or payable by such person in the settlement or compromise of any Claim without the Company’s prior written consent.

Notwithstanding that the Company will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	employment of such counsel has been authorized in writing by the Company;

(b)	the Company has not assumed the defence of the Claim within a reasonable period of time after receiving notice thereof;

(c)
the named parties to any Claim include both the Company and the Indemnified Party and the Indemnified Party will have been advised by his, her or its counsel that there may be a conflict of interest between the Company and him, her or it; or

(d)	there are one or more defences available to the Indemnified Party which are different from, or in addition to, those available to the Company;

in which case the fees and expenses of such counsel will be for the Company’s account; provided, however that the Company shall not, in connection with any one such Claim or separate but substantially similar Claims arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys (plus local counsel) at any time for all Indemnified Parties.  The rights accorded to the Indemnified Parties hereunder will be in addition to, and not in substitution for, any rights an Indemnified Party may have at common law or otherwise.

Each of the Company and Greybrook agrees that Greybrook shall act as trustee for each of the other Indemnified Parties with respect to the Company’s covenants under this indemnity, and Greybrook hereby agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.